Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                              Shire


 United States Patent and Trademark Office issues new patent for Adderall XR(R)

Basingstoke, UK - 12 August 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that the United States Patent and Trademark Office issued its subsidiary Shire Laboratories Inc. a new U.S. patent No. 6,605,300 (" the '300 Patent) covering Adderall XR(R) on August 12, 2003. The '300 Patent has been submitted to the U.S. Food and Drug Administration ("FDA") for listing in the FDA's publication "Approved Drug Products with Therapeutic Equivalence Evaluations" ("the Orange Book") for Adderall XR(R). Adderall XR(R), a once daily, extended-release formulation, is Shire's leading Attention Deficit Hyperactivity Disorder ("ADHD") medicine.


For further information please contact:

Investor Relations
Gordon Ngan                     +44 1256 894 160
Media
Michele Roy                     +1 450 978 7938

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently has a range of projects and products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal. Shire has operations in the world's key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US. For further information on Shire, please visit the Company's website: www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)), METHYPATCH(R), XAGRID(R) and the adult indication for ADDERALL XR(R) and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.